                                                                      EXHIBIT 10


                                 April 11, 1996




Mr. Thomas Michael Watson
President and Chief Executive Officer
Three Springs, Inc.
247 Chateau Drive, Suite A
Huntsville, Alabama  35801

Each of the Stockholders of Three Springs, Inc.
Three Springs, Inc.
247 Chateau Drive, Suite A
Huntsville, Alabama  35801

Dear Mr. Watson and Stockholders:

    The purpose of this letter is to set forth the agreements of the parties concerning Youth Services International, Inc.'s ("YSI") acquisition of the business of Three Springs, Inc. and its subsidiaries ("Three Springs"). For purposes of the preceding sentence, reference to Three Springs' subsidiaries shall include, but not be limited to, Three Springs of North Carolina and the Psychology Center of Atlanta (whether or not a "subsidiary"). The parties agree as follows, subject to the conditions set forth herein:

    1. YSI shall pay an aggregate of 800,000 shares (the "Shares") of Common Stock, par value $.01 per share of YSI (the "Common Stock"), as currently constituted (such number to be proportionately adjusted to account for any YSI stock dividend, stock split or reorganization prior to closing), for all of the outstanding stock and stock issuable pursuant to outstanding options and warrants of Three Springs, Inc.("Three Springs") As used herein, the term stockholder shall mean a holder of outstanding stock, and a holder of any option or right to acquire, convert into or otherwise receive stock on a tax-free basis. Such transaction shall be structured as a reverse triangular merger whereby a subsidiary of YSI will merge with and into Three Springs with Three Springs the surviving corporation . The parties agree that such transaction (the "Transaction") shall qualify for treatment as a "pooling of interests" under generally accepted accounting principles and the guidelines and regulations of the U.S. Securities and Exchange Commission (the "SEC").
YSI agrees that the holder of options may exercise such option prior to closing and that Three Springs may accept a personal note from the holder in a principal amount equal to the aggregate exercise price (and such other terms reasonably satisfactory to YSI) as consideration for such exercise, provided such exercise or the acceptance of such note would not cause the Transaction to not qualify as a pooling of interest. In the event the holder does not exercise such option prior to closing, such option shall automatically convert as of closing into an incentive option to acquire that portion of the Shares equal to the ratio that the number of shares of Three Springs stock into which such option is currently exercisable bears to the total number of shares of Three Springs securities outstanding and issuable upon exercise

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 2

or conversion of any outstanding option, warrant, conversion right or other right to receive Three Springs securities. YSI will obtain, or assist in having obtained, releases of all personal guarantees that have been provided by any stockholder to any person on behalf of any contract, debt or business of Three Springs or to otherwise have such guarantees terminated and of no further force and effect.

    2. The Shares of YSI Common Stock shall be delivered to the stockholders of Three Springs at Closing. YSI will issue the Shares to Three Springs stockholders in transactions that are exempt from registration under the Securities Act of 1933 and applicable state securities laws. Accordingly, the Shares of YSI Common Stock issued to the Three Springs stockholders will not be freely tradable. The stockholder's agree that they will not resell the Shares without registration under the Securities Act of 1933 or an exemption from registration therefrom. YSI will, at YSI's expense, provide the Three Springs stockholders (or their donees, devisees, legatees or heirs) with demand and "piggyback registration rights" . The demand rights may be exercised for no more than three registrations, no two of which shall occur within any nine month period, and only upon the request of stockholders who are demanding registration with respect to at least 100,000 shares, provided that no demand right may be exercised within 90 days of the effectiveness of any registration conducted by YSI pursuant to which the shares registered thereby are to be sold in an underwritten offering. The registration rights shall terminate on the third anniversary of the closing. YSI will indemnify the selling stockholders for all losses incurred as a result of any untrue statement of a material fact in any prospectus or registration statement in connection with the registration or omission to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading (except as a result of information supplied by Three Springs stockholders for which such stockholders will indemnify YSI to the same extent). YSI agrees to remain a reporting company under the 1934 Act and to timely file all 1934 Act reports with the SEC so as to give full effect to the registration rights and the public information requirements of Rule 144(c) under the Securities Act of 1933. If any stockholder notifies YSI of its desire to demand registration, YSI will notify all other Three Springs stockholders and give them an opportunity to participate in the demand registration or to otherwise meet the 100,000 share requirement. YSI will "blue sky" the offering in states requested by the selling stockholders. YSI agrees to prepare and file a registration statement pursuant to the demand registration rights (within 30 days) following the receipt of a demand notice for at least 100,000 shares and agrees to keep the registration effective for a period of not less than four months (in the case of selling stockholders requesting a shelf registration). In connection with these registration rights, the only expenses required to be paid by Three Springs selling stockholders shall be limited to

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 3

underwriters' discounts and commissions and applicable stock transfer taxes. The registration rights provisions will contain other customary terms and provisions including, without limitation, indemnification, "lock-ups," underwriter "cutbacks" and other such provisions.

    3. At closing, Three Springs shall enter into a lease agreement with Woodland Development Group, an Alabama General Partnership ("Woodland") for the properties currently leased by Three Springs from Woodland pursuant to a lease dated October 1, 1992 between Three Springs and Woodland on substantially the terms of the October 1, 1992 lease except that (a) the term shall be twenty years with four five-year renewal periods each at the option of Three Springs, and (b) the annual rent shall be an amount equal to (i) an amount equal to the current 1996 annual debt service payments (principal and interest) of Woodland on such leased property (regardless of whether such debt is paid or continues to be outstanding), plus (ii) an amount equal to a 10% annual return on the original capital of Woodland in the leased property (the original capital shall mean the cost of the property less the current 1996 outstanding debt secured by the property regardless of whether such debt is paid or continues to be outstanding), plus (iii) 44.6% of the "profit" to Woodland from the lease, which annual rent shall be adjusted at the tenth and fifteenth anniversary thereof and at each renewal based on the increase, if any, of the Consumer Price Index at such time over, in the case of the first such adjustment, the Consumer Price Index as of the date of the lease, and in the case of all subsequent adjustments, the Consumer Price Index at the time of the prior adjustment. For purposes hereof, the term "profit" shall mean the total rent under clauses (i), (ii) and (iii) above less the total of the interest portion of the debt service payments and the depreciation on the leased property (calculated on a straight line basis).

    4. YSI and Michael Watson must agree upon mutually acceptable employment agreements for Michael Watson, Chris Burns and four (4) additional Three Springs managers with a term of three years. YSI agrees that management of the Three Springs division (i.e., the "executive" officers but not the board members or other officers or employees) for a reasonable period following the closing (not less than two years) will be constituted substantially as is constituted as of the date hereof (as disclosed by Three Springs to YSI), subject to termination for cause. YSI agrees that the employment agreements referred to above will provide that such individuals will not be required to move from Huntsville, Alabama as a condition to their continued employment during the term of such agreement. YSI agrees that the Three Springs management team will participate in YSI's stock purchase or stock option plans that YSI may have from time to time and in which other employees of YSI holding positions similar to those of such management team are eligible to participate.

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 4

    5. Following the execution and delivery of this letter, Three Springs and its stockholders shall provide YSI with access to the books and record of Three Springs and shall assist YSI and its representatives who have a need to know (including any prospective underwriter of YSI securities and its representatives) in order to evaluate the transactions contemplated hereby (whether such evaluation is for purposes of consummating these transactions or otherwise) (the "YSI Representatives"), in their review of Three Springs, which review shall be completed by May 31, 1996. All information provided by Three Springs to YSI and the YSI Representatives and which is confidential and proprietary to Three Springs is referred to herein as the "Three Springs Confidential Information."

    6. Except as required by law (including the press release referred to in paragraph 8 below) or by the order of a court or governmental agency or authority, without the prior written consent of Three Springs (or as permitted by or consistent with the terms of the next sentence) YSI and the YSI Representatives shall not use (except in connection with evaluating or consummating the Transaction) or disclose to any person (a) the contents of any Three Springs Confidential Information or summaries of such materials, (b) the fact that the Three Springs Confidential Information has been made available to YSI or that YSI has inspected any portion of the Three Springs Confidential Information, and (c) any of the terms or conditions or other facts with respect to the transactions contemplated hereby. Notwithstanding the foregoing, YSI shall not be so restricted with respect to any Three Springs Confidential Information if (a) YSI possessed such information prior to the time the information was disclosed by Three Springs to YSI or the YSI Representatives,
(b) YSI or the YSI Representatives demonstrate that they have independently developed such information subsequent to such time, or (c) such information becomes available in the public domain by or through persons other than YSI or the YSI Representatives or is disclosed to or made available to YSI or YSI Representatives by a person who is not breaching any obligations concerning confidentiality of such information to Three Springs.

    7. Three Springs understands that YSI and YSI Representatives may also provide Three Springs, its stockholders and their representatives, with information concerning YSI and its operations which may be confidential and proprietary to YSI (the "YSI Confidential Information") in connection with the drafting of the definitive agreement. Except as required by law or by the order of a court or governmental agency or authority, without the prior written consent of YSI (or as permitted by or consistent with the terms of the next sentence), Three Springs, its stockholders, and their representatives shall not disclose to any person (a) the contents of any YSI Confidential Information or summaries of such materials, (b) the fact that YSI Confidential Information has been made available to Three Springs or that Three Springs has inspected any portion of the YSI Confidential Information, (c) any of the terms, conditions, or

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 5

other facts with respect to the transactions contemplated hereby. In addition, Three Springs agrees that it and such persons shall not use any YSI Confidential Information that is provided by YSI to Three Springs, its stockholders or their representatives during the course of the drafting of the definitive agreement and the progression to the closing of the transactions contemplated hereby, for a competitive advantage against YSI or its subsidiaries and affiliates without the prior written consent of YSI unless (a) Three Springs possessed such information prior to the time the information was disclosed by YSI to Three Springs, its stockholders or their representatives,
(b) Three Springs, its stockholders or their representatives demonstrate that they have independently developed such information subsequent to such time, or
(c) such information becomes available in the public domain by or through persons other than Three Springs, its stockholders or their representatives by a person who is not breaching any obligations concerning confidentiality of such information to YSI.

    8. Notwithstanding anything contained herein to the contrary, YSI shall be entitled to issue press releases or make any other public disclosure if it reasonably determines it must do so to satisfy its obligations under applicable securities laws and consults with Three Springs prior to making the disclosure. Until a press release has been issued with respect to this letter agreement, no party shall disclose the fact that this letter agreement has been entered into and, after the issuance of such release, shall not disclose any terms or agreements contained herein or with respect to the transactions contemplated hereby other than those set forth in the release.

    9. Three Springs acknowledges that YSI will be expending its resources in conjunction with its due diligence process. In consideration of this, Three Springs and each of its stockholders agrees that it will not negotiate with any other party or offer or solicit any offer with respect to
(i) the sale of any of Three Springs' assets, (ii) the sale of any of its capital stock, or (iii) any merger, share exchange or similar transactions involving the acquisition of all or a material portion of Three Springs assets or its business prior to the termination of this agreement pursuant to paragraph 14 below.

    10. During the period prior to Closing, Three Springs shall conduct its affairs in the ordinary and usual course of business, shall not (i) pay any bonuses or extraordinary compensation, (ii) pay any dividends or other distributions to stockholders other than consistent with past ordinary and usual practices as to timing and amount, (iii) incur any debt for moneys borrowed, (iv) incur any substantial liability other than performance obligations incurred in the ordinary and usual course of business or change in the affairs of its business, (v) issue any stock or other securities or options, warrants or other rights to acquire, convert into or otherwise receive any securities of Three Springs or any of its subsidiaries, (v) amend the articles of

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 6

incorporation or bylaws of Three Springs or any subsidiary, (vi) enter into, terminate or amend any contract for the provision of services, any lease, or any service contract without the consent of YSI (other than entering into Material contracts for the provision of services in the ordinary and usual course of business), (vii) enter into any new employee welfare or benefit plan or arrangement or (viii) apply for any new, or amend or apply to amend any existing, license, permit or other authorization to conduct its business, which consent shall not be unreasonably withheld or delayed.

    11. Three Springs shall promptly provide YSI with audited consolidated financial statements of Three Springs for the fiscal years ending in 1992, 1993, 1994 and 1995 (and, at the sole expense of YSI, for such additional periods as may be required by the Securities and Exchange Commission rules and regulations) in the event that YSI determines it must include such financial statements in any registration statement it may file with the Securities and Exchange Commission covering YSI securities and as may be required thereafter (but only so long as the terms of this letter remain in effect). Three Springs and its stockholders shall also provide YSI with unaudited financial statements of Three Springs for any applicable interim period. Three Springs and its stockholders agree that YSI shall be entitled to include such audited and unaudited financial statements in any filings YSI may make with the Securities and Exchange Commission (including filings made by YSI prior to the time that a definitive agreement is executed) if YSI reasonably determines that such financial statements must be included in Securities and Exchange Commission filings. Accordingly, Three Springs and its stockholders agree to provide Three Springs' auditors with such information as may be necessary so that the auditors will provide their consent or their opinion to be used by YSI in its public filings with the Securities and Exchange Commission and shall otherwise cause the auditors to provide any consents that may be required by the Securities and Exchange Commission and any "comfort letters" (in each case, at the expense of YSI) or other assurance with respect to audited and unaudited Three Springs financial statements which may be reasonably requested by any underwriter of YSI securities.

    12. Three Springs and its stockholders understand and acknowledge that YSI is a public company and that its equity securities are traded publicly. Accordingly, Three Springs and its stockholders understand and acknowledge that it would be unlawful for Three Springs and its stockholders to purchase or sell YSI securities or to provide relatives or any other third parties with information concerning YSI or the transactions contemplated hereby until such time as full and complete disclosure of the transactions has been made to the public in accordance with applicable securities laws and regulations.

    13. The parties covenant and agree to use good faith efforts to enter into a definitive merger agreement together with

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 7

applicable employment agreements, leases and other related agreements, certificates and documents that contain terms consistent with the agreements of this letter, as well as customary provisions for transactions of this nature. In that regard, the stockholders will severally provide certain indemnifications to YSI, including indemnification with respect to breaches of representations and warranties which shall expire if a claim has not been made in respect of the representation and warranty by no later than the first anniversary of closing (except for the indemnity with respect to the representation regarding title to their respective stock of Three Springs).
The selling stockholders' indemnification obligations shall be net of the tax effects to YSI or the Three Springs subsidiary as a result of the indemnified matter and net of insurance proceeds provided that any indemnity payment shall be grossed up for any tax that would be incurred by YSI on such payment, if any. Each Three Springs selling stockholder's pro rata portion of the indemnification obligation shall be satisfied first by the delivery of YSI Common Stock held by such stockholder, if any, and the remainder, subject to the maximum set forth below, in cash. YSI will indemnify the stockholders against losses from breaches of representations, warranties and covenants in a manner consistent for transactions of this type with customary terms and limits. The party or parties required to provide the indemnification shall have the right to control and defend all third party proceedings for which indemnification is sought. YSI will not seek indemnification against the Three Springs stockholders until the aggregate of all claims for indemnification exceed $250,000 and then only to the extent the indemnification exceeds $250,000. In addition, each selling stockholder's liability for indemnification shall be limited to the purchase price payable to him or her at closing. Indemnification shall be the sole and exclusive remedy of the parties in the event of any breach of representation or warranty. YSI agrees to cause Three Springs to continue to indemnify and defend the present and former directors, officers, employees and agents of Three Springs against all liabilities and expenses arising out of actions or omissions occurring at or prior to the effective time to the full extent permitted under the Alabama Business Corporation Act and the Articles of Incorporation of Three Springs, as amended. The parties agree that they shall proceed in good faith efforts to negotiate and execute definitive agreements in connection with the Transaction (including employment agreements and other agreements contemplated hereby) by May 31, 1996 and to consummate the transactions that are the subject of this letter. The definitive agreement shall supersede this agreement and all of the terms hereof shall become null and void upon the execution of the definitive agreement. Notwithstanding the foregoing, the parties hereby agree and acknowledge that the obligations of this letter are intended to create legally binding obligations between the parties (and shall be binding upon their successors and donees, devisees, legatees and heirs), provided that (a) the covenants of YSI are subject to (i) the completion of due diligence by YSI without discovery that

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 8

the audited financial statements for the years ended December 31, 1992, 1993 and 1994 of Three Springs previously delivered to YSI fail to fairly present the financial condition, results of operation or cash flows of Three Springs for the dates or periods covered thereby, or any material misstatement or misrepresentation of the business or prospects of Three Springs or its subsidiaries by any employee, agent or representative of Three Springs, which condition will be deemed to be satisfied if YSI does not raise any such discovery on or prior to May 31, 1996, (ii) the transaction qualifying for treatment as a "pooling of interest" under generally accepted accounting principles and SEC regulations and guidelines, (iii) no discovery of any fact, circumstance or event that has had or could reasonably be expected to have a material adverse effect on the financial condition, business or prospects of Three Springs, (iv) obtaining all material consents, approvals and authorizations required to be obtained in order to continue the effectiveness or enforceability of any license, permit or material contract of Three Springs after the Transaction, and (v) the execution of the employment agreements referenced in paragraph 4 above; and (b) the covenants of Three Springs are subject to (i) the Transaction qualifying as a tax-free exchange under the Internal Revenue Code, provided that such condition shall not fail solely by reason of any action taken by Three Springs or any stockholder since the date of this letter and provided further that the condition will be deemed to be satisfied if Three Springs or the stockholders do not notify YSI of any failure of this condition prior to April 22, 1996, and (ii) no event occurring since December 31, 1995 that has had or could reasonably be expected to have a material adverse effect on the financial condition, business or prospects of YSI.

    14. Unless a definitive agreement has been entered into, upon the earlier to occur of June 30, 1996 or the determination by either party to not proceed with the consummation of the transactions contemplated hereby due to a failure of a condition to such party's obligations set forth in paragraph 13 above, this agreement shall terminate except as to any obligations relating to confidentiality, which shall survive such a termination, and except for breaches of the binding terms of this letter prior to the termination. In the event this letter agreement terminates and the parties do not enter into a definitive agreement, YSI will promptly return any and all written Three Springs Confidential Information to Three Springs and Three Springs will promptly return any and all written YSI Confidential Information to YSI including, in each case, any summaries thereof.

    15. The stockholders and officers of Three Springs who are "affiliates" shall enter into standard "affiliates agreements" containing standard and customary terms for such agreements entered into in connection with transactions to be treated as "pooling of interests." In this regard, the stockholders and officers of Three Springs who are affiliates agree that they

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 9

shall not purchase or sell YSI Common Stock from the date hereof through the date YSI discloses financial results for a period of thirty days of combined operations of YSI and Three Springs following closing and during such period such affiliates shall not purchase, sell, encumber or otherwise transfer any interest in any Three Springs equity securities and Three Springs shall not issue any equity securities or any debt or other securities convertible into equity securities or any options, warrants or other rights to purchase equity securities. YSI agrees that it will not take any action from the date of this letter, including after the Closing, that will cause the Transaction to not qualify as a Tax-Free Exchange and does not know of any action taken or failed to be taken by YSI that would cause the Transaction to not qualify as a tax-free exchange.

    16. YSI and Three Springs each hereby represents and warrants that it has full corporate power and authority to enter into this letter agreement and that upon the execution hereof, this letter shall be a binding obligation of such party enforceable in accordance with its terms. Each of the Stockholders agrees that he or she has full capacity and authority to enter into this agreement and that he or she will vote all of his/her shares of Three Springs, Inc. in favor of this letter agreement, the definitive agreement and/or the Transaction in any vote of the stockholders of Three Springs, Inc. on any such matters brought before any meeting, or written consent, of the stockholders of Three Springs, Inc. Three Springs and the stockholders warrant that the undersigned individuals executing this agreement as stockholders of Three Springs constitute all of the stockholders of Three Springs and there are no other persons that own equity securities of Three Springs or options, warrants or other rights to acquire or receive such equity securities.

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 10

    17. Each party agrees to pay its own expenses in connection with the Transaction provided that Three Springs agrees (a) that it will not pay any fees, commissions and expenses of any finder, financial advisor or investment banker engaged by the stockholders or Three Springs for purposes of evaluating or advising with respect to this Transaction or any similar transaction except for the fees and expenses of J.C. Bradford & Co. under and in accordance with
its engagement letter with Three Springs dated                , and (b) all
legal and accounting fees and expenses incurred in contemplation or in connection with this Transaction that are paid by Three Springs shall not exceed $100,000.

    If the foregoing accurately sets forth our agreements, so indicate by signing below.

                                       Very truly yours,
                                       YOUTH SERVICES INTERNATIONAL, INC.


                                       By: /s/ W.J. HINDMAN
                                          -------------------------------
                                          W. J. Hindman, Chairman & CEO

Agreed and Accepted this ___ day of April, 1996.
THREE SPRINGS, INC.


By: /s/ THOMAS MICHAEL WATSON
    -------------------------------------
    Thomas Michael Watson
    President and Chief Executive Officer


STOCKHOLDERS


/s/ SUSAN PROCTOR
- - -----------------
Name:


/s/ ROBERT FALLON
- - -----------------
Name:


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

Mr. Thomas Michael Watson
Stockholders of Three Springs, Inc.
April 11, 1996
Page 11


                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]





 /s/ JAMES H. PAYNE
- - ----------------------------
Name:


 /s/ ALLEN COLEMAN SHARP *
- - ----------------------------
Name:


 /s/ KAREN SHARP MULKEY *
- - ----------------------------
Name:


 /s/ MARJORIE I. SHARP        Trustee Sharp Trust
- - ----------------------------
Name:


 /S/ BARBARA S. BUICE-WATSON
- - ----------------------------
Name:


 /s/ WILLIAM W. CAMPBELL      Trustee Campbell Trust
- - ----------------------------
Name:


 /s/ STANLEY MINKINOW
- - ----------------------------
Name:


 /s/ STEVE KOSLOW             Trustee Koslow Family Trust
- - ----------------------------
Name:


- - ----------------------------
Name: